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                                                                EXHIBIT 3.2








                         AMENDED AND RESTATED BYLAWS OF

                            TRITON ENERGY CORPORATION

                               A Texas Corporation
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                         AMENDED AND RESTATED BYLAWS OF
                            TRITON ENERGY CORPORATION
                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I    OFFICES

  Section  1.   Principal Office and Registered Agent                          1
  Section  2.   Other  Offices                                                 1

ARTICLE II   MEETINGS OF SHAREHOLDERS

  Section  1.   Meetings                                                       1
  Section  2.   Annual Meetings                                                2
  Section  3.   Special  Meetings                                              2
  Section  4.   Voting List                                                    2
  Section  5.   Notice of Shareholders Meetings                                3
  Section  6.   Fixing Record Date                                             3
  Section  7.   Quorum                                                         5
  Section  8.   Voting  Shares                                                 5
  Section  9.   Written  Consents                                              6

ARTICLE III   DIRECTORS

  Section  1.   Board of Directors                                             7
  Section  2.   Number of Directors                                            7
  Section  3.   Nomination of Directors                                        7
  Section  4.   Vacancies and Newly Created Directorships                      9
  Section  5.   Removal of Directors                                          10
  Section  6.   Meetings                                                      11
  Section  7.   First  Meeting                                                11
  Section  8.   Regular  Meetings                                             11
  Section  9.   Special  Meetings                                             11
  Section 10.  Quorum; Majority Vote                                          12
  Section 11.  Consent of Directors                                           12
  Section 12.  Telephonic  Meeting                                            13
  Section 13.  Committees of Directors                                        13
  Section 14.  Compensation of Directors                                      14
  Section 15.  Resignation                                                    15
  Section 16.  Liability of Directors                                         15
  Section 17.  Indemnification                                                16

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                                                                            PAGE

ARTICLE IV   NOTICES

  Section  1.   Method of Notice                                             17
  Section  2.   Waiver of Notice                                             18

ARTICLE V     OFFICERS

  Section  1.   Officers                                                      18
  Section  2.   Election                                                      19
  Section  3.   Compensation                                                  20
  Section  4.   Term; Removal; Resignation; Vacancies                         20
  Section  5.   The Chairman of the Board                                     21
  Section  6.   Chief Executive Officer                                       21
  Section  7.   The President                                                 21
  Section  8.   Vice Presidents                                               23
  Section  9.   Secretary and Assistant Secretaries                           23
  Section 10.   Treasurer and Assistant Treasurers                            24

ARTICLE  VI   CERTIFICATES AND SHAREHOLDERS

  Section  1.   Certificates of Shares                                        26
  Section  2.   Lost Certificates                                             29
  Section  3.   Transfers of Shares                                           29
  Section  4.   Registered Shareholders                                       30

ARTICLE VII    GENERAL PROVISIONS

  Section  1.   Dividends                                                     30
  Section  2.   Reserves.                                                     30
  Section  3.   Annual Statement                                              31
  Section  4.   Checks                                                        31
  Section  5.   Fiscal Year                                                   31
  Section  6.   Seal                                                          31
  Section  7.   Contracts                                                     32
  Section  8.   Deposits                                                      32
  Section  9.   Books and Records                                             32

ARTICLE  VIII  BYLAWS

  Section  1. Amendments                                                      33
  Section  2. Construction                                                    33
  Section  3. Table of Contents; Headings                                     33

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                           AMENDED AND RESTATED BYLAWS
                          OF TRITON ENERGY CORPORATION


                                    ARTICLE I


                                     OFFICES
                                     -------

     SECTION 1. PRINCIPAL OFFICE AND REGISTERED AGENT. The principal office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require or as may be desirable.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 1. MEETINGS. All meetings of the shareholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors; at least ten (10) days' notice shall be given to the shareholders of the place so fixed. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of shareholders shall be held each year at such date and time as set by the Board of Directors and stated in the notice of meeting, at which they shall elect by a plurality vote a class of Directors of the Board of Directors, and transact such other business as may properly be brought before the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning at least ten percent (10%) of all shares of stock entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     SECTION 4. VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open at the place where said election is to be held for ten (10) days, to the examination of any shareholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present. The original stock ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

     SECTION 5. NOTICE OF SHAREHOLDERS MEETINGS. Written or printed notice stating the place, day and hour of each meeting of shareholders, and in case of a special meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more

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than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer records of the Corporation.

     SECTION 6. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may f ix in advance a date as a record date for the determination of shareholders, such date not to be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. when a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination

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shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books-and the stated period of closing has expired.

     SECTION 7. QUORUM. Except as otherwise provided by law or by the Articles of Incorporation in respect of the vote required for a specified action, at any meeting of shareholders the holders of a majority of the outstanding shares entitled to vote thereat, either present or represented by proxy, shall constitute a quorum necessary for the transaction of any business, but the shareholders present, although less than a quorum, may adjourn the meeting to another time or place and notice need not be given of the adjourned meeting, The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. VOTING SHARES. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast in person or by proxy at the meeting by the holders of shares entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of shareholders at a meeting, it shall, except as otherwise required by law or by the Articles of Incorporation or these Bylaws, be authorized by a majority of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote thereon.

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws. At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be

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revocable unless conspicuously stated therein to be irrevocable and unless the proxy is coupled with an interest.

     Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

     Treasury shares, shares of the Corporation's own stock owned by another corporation (the majority of the shares of which is owned or controlled by the Corporation) and shares of the Corporation's own stock held by a corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 9. WRITTEN CONSENTS. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.



                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of

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Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 2. NUMBER OF DIRECTORS. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15). Thereafter, within the limits above specified, the number of Directors shall be determined by resolution passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director.

     The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 4 of this Article, and each Director elected shall be classified as Class I, Class II or Class III and hold office according to the tenure assigned to the respective Class or until his successor is elected and qualified. Directors need not be shareholders.

     SECTION 3. NOMINATION OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special- meeting of shareholders for the election of directors, the close of business on

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the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies occurring on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum. A director elected to fill the vacancy shall be elected for the unexpired term of his predecessor in office.

     The number of directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of any increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the

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Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

     Notwithstanding the foregoing, whenever the holders of any class or series of shares of stock of the Corporation are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in off ice or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

     SECTION 5. REMOVAL OF DIRECTORS. Except to the extent limited by law, the Articles of Incorporation of these Bylaws, any director, any class of directors, or the entire Board of Directors may be removed from office as a director at any time, but only for cause, by the affirmative vote at a duly called meeting of shareholders of at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors. If the Articles of Incorporation should be amended so as to permit cumulative voting or if cumulative voting shall otherwise become effective as to the Corporation and if less than the entire Board of Directors is to be removed, any one of the directors may not be removed if the votes cast against his removal

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would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

     SECTION 7. FIRST MEETING. The first meeting of the Board of Directors containing a newly elected class of directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving, such time or place shall be changed.

     SECTION 8. REGULAR MEETINGS. Regular meetings of the Board if Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on twenty-four (24) hours' notice to each director, either personally, by mail or by telegram; special meetings shall be called by the,President or Secretary in like manner and on like notice on the written request of two (2) directors. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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     SECTION 10.    QUORUM; MAJORITY VOTE. At all meetings of the Board of
Directors, a majority of the number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 11. CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may 7,e taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

     SECTION 12. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of incorporation, subject to the provisions required or permitted by law and these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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     SECTION 13.    COMMITTEES OF DIRECTORS. The Board of Directors may, by
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. A majority of all of the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, the Bylaws or the resolution establishing such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 14. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 15. RESIGNATION. Any director may resign at anytime by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

     SECTION 16. LIABILITY OF DIRECTORS. To the fullest extent permitted by the Texas Miscellaneous Corporation Laws, the Texas Business Corporation Act, and any other applicable law, as they now exist or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this Corporation. Any repeal or modification of this section shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 17. INDEMNIFICATION. The Corporation shall indemnify and advance expenses to any person who (i) is or was a director, officer, employee or agent of the Corporation or (ii) serves or has served at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification or advance expenses to a director under the Texas Business Corporation Act; notwithstanding the foregoing, however, the Corporation may indemnify and advance expenses to an officer, employee or agent, or any person who is identified in (ii) of the first clause of this paragraph and who is not a director, to such further extent, consistent with law, as may be provided by the Corporation's Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or by contract, or as otherwise permitted or required by common law.

     The Corporation may purchase and maintain insurance, and/or provide for any other arrangement or arrangements (including, but not limited to, creation of a trust fund, establishment of any form of self-insurance securing its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or the establishment of a letter of credit, guaranty, or surety arrangement), at the Corporation's expense, on behalf of any such director, officer, employee, agent or person as specified in this Article III, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such person, whether or not the Corporation would have the power to indemnify him against such liability under the Texas Business Corporation Act; provided that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for any such additional liability has been approved by the shareholders of the Corporation.

                                   ARTICLE IV

                                     NOTICES
                                     -------

     SECTION 1. METHOD OF NOTICE. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including, but not limited to, telegram and, in the case of directors, by telephone). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS
                                    --------

     SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board and/or a Chief Executive Officer, and shall include a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, the Articles of Incorporation, these Bylaws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two (2) or more officers. None of the officers need be a director or a shareholder of the Corporation.

     SECTION 2. ELECTION. Without limiting the right of the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall choose a President from among the directors, and shall choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board. The Board of Directors may appoint such other officers to time by the Board and agents as it shall deem necessary and such persons shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time.

     SECTION 3. COMPENSATION. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his also being a director.

     SECTION 4. TERM; REMOVAL, RESIGNATION; VACANCIES. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal - Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board (if one be elected and serving) shall preside at all meetings of the Board at which he may be present and shall perform such other duties as may be assigned to him by the Board. He shall preside at all meetings of the shareholders and Board of Directors unless he shall be absent or unless he shall, at his option, designate the President to preside in his stead at some particular meeting.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer (if one be elected and serving) shall be the ranking and chief executive officer of the Corporation. As such, he shall have, subject only to the Board, general and active management and supervisory powers over the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have all of the powers granted by the Bylaws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation. He shall also, in general, have supervisory powers over the President, the other officers, the executive committees, and the business activities of the Corporation, subject to the approval or review of the Board of Directors.

     SECTION 7. THE PRESIDENT. The President shall be the chief administrative officer of the Corporation. The President may preside at meetings of the Board of Directors and of the shareholders and he shall have power to call special meetings of the shareholders and the directors for any purpose or purposes, appoint and discharge, subject to the approval or review by the Chief Executive Officer and the Board of Directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the Corporation and shall be officio a member of all standing committees. The President shall put into operation such business policies of the Corporation as shall be decided upon by the Board and communicated to the President by the Chief Executive or otherwise. The President shall, if there is no Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, be the chief executive officer of the Corporation, and perform the duties and exercise the powers of the Chief Executive Officer. He shall see that the books, reports, statements and certificates required by the statutes under which the Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of the President or which are authorized or required by law. The

President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.

     SECTION 8. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe or authorize.

     The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the

Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

     SECTION 10. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (b) sign or cause to be signed all checks issued by the Corporation; and (c) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

     If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the Chief Executive Officer, the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

     The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the Chief Executive Officer may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.




                                   ARTICLE VI

                          CERTIFICATES AND SHAREHOLDERS
                          -----------------------------

     SECTION 1. CERTIFICATES OF SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. Certificates for shares shall be in such form as shall be in conformity to law or as may be prescribed from time to time by the Board of Directors.

     In the event the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the Corporation is authorized to issue shares of any preferred or special class or series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to f ix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. Each certificate representing shares issued by the Corporation (A) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (B) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number :of shares shall have been surrendered and cancelled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost or destroyed.

     SECTION 3. TRANSFERS OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

     SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Texas law.


                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

     SECTION 1. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, if any, and the restrictions imposed by applicable law, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in the Corporation's own shares, subject to law and any provisions of the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting and when called by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

     SECTION 4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 6. SEAL. The corporate seal shall have inscribed thereon the 'name of the Corporation, the year of its organization and the words "Triton
Energy Corporation."   The seal may be used by causing it or a facsimile thereof
to be impressed or affixed or in any manner reproduced.

     SECTION 7. CONTRACTS. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 8. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     SECTION 9. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE VIII

                                     BYLAWS
                                     ------

     SECTION 1. AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders by vote at a meeting or by written consent without a meeting, or by a majority vote of the Board of Directors in any regular or special meeting thereof.

     SECTION 2. CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

        (a) The remainder of these Bylaws shall be considered valid and operative, and

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     SECTION 3. TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the written material.

     I, the undersigned, being the Secretary of Triton Energy Corporation, DO HEREBY CERTIFY THAT the foregoing are the bylaws of said corporation, as adopted by the board of directors of said corporation on the 23rd day of August 1994.




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